As filed with the Securities and Exchange Commission on August 26, 2009
Registration No. 333-[            ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
Amendment No. 1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GARMAN CABINET & MILLWORK, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	2430	56-2115043
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Garman Cabinet & Millwork, Inc.
137 Cross Center Road
Suite 318
Denver, NC  28037
Telephone No.:  704-489-2798
(Name, Address and Telephone Number
of Principal Executive Offices and Agent for Service)

Copies of communications to:

JPF Securities Law, LLC.
19720 Jetton Road
Suite 300
Cornelius, NC 28031
Telephone No.: (704) 897-8334
Facsimile No.: (888) 608-5705

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.   ☐

Large Accelerated Filer   ☐
Accelerated Filer   ☐
Non-Accelerated Filer   ☐ (Do not check if a smaller reporting company)
Smaller reporting Company   ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1)	809,300	$.10	$80,930	$3.15
Total:	809,300	$.10	$80,930	$3.15

(1)
Estimated solely for the purpose of calculating the registration fee required by Section 6(B) of the Securities Act and computed pursuant to Rule 457(o) under the Securities Act. No exchange or over the counter market exists for our common stock. The most recent price paid for our common stock in a private placement was $0.10.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED AUGUST 26, 2009

PROSPECTUS

GARMAN CABINET & MILLWORK, INC.

809,300 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Please refer to “Selling Security holders” beginning on page 8.

Our common stock is presently not traded on any market or securities exchange.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by us.

An investment in our Common Stock involves significant risks. Investors should not buy our Common Stock unless they can afford to lose their entire investment. See “Risk Factors ” beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is August 26, 2009

 PROSPECTUS SUMMARY

This summary highlights important information about our company and business. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read this entire prospectus and the financial statements and related notes included in this prospectus carefully, including the “Risk Factors” section. Unless the context requires otherwise, “we,” “us,” “our”, “ and the “company” and similar terms refer to Garman Cabinet & Millwork, Incorporated, while the term “Garman Cabinet & Millwork” refers to Garman Cabinet & Millwork, Inc.” in its corporate capacity.

Our Company

We are Garman Cabinet & Millwork, Inc. (the “Company”), a North Carolina corporation. Garman Cabinet & Millwork, Inc. (www.garmanmillwork.net) is an existing business located in Denver, North Carolina. The Company specializes in the installation of architectural woodwork. As a result of the management’s years of experience and expertise, Garman Cabinet & Millwork, Inc. has managed and installed a vast variety of woodwork for small and large companies such as Southern Architectural Woodwork, RT Dooley, Craftsmanship Unlimited, Fetzers Woodwork, Wachovia, Bank of America, Four Season’s Resort, Atlantis Hotel & Casino and many other high profile clients.  The Company also provides services and products to smaller companies and individuals. The Company realizes that the only way to ensure an excellent finished product is to stay on top of industry techniques and standards.

Garman Cabinet & Millwork, Inc. provides high quality architectural woodwork installation services to large and small clients and individuals at a competitive price.  In the Charlotte, North Carolina area, the market has grown substantially. However, this business is not limited to the Charlotte, North Carolina area.  Many of Garman Cabinet & Millwork, Inc.’s clients are large woodwork manufacturers with locations throughout the country.

When Garman Cabinet & Millwork, Inc. opened in January 1996, we were a very small localized installation company with three employees and very little equipment to complete larger installation projects.  Over the past twelve years, we have grown to a company with twenty plus employees, multiple subcontractors, the equipment to handle very large projects and many repeat clients.

About Us

Our principal executive offices are located at 137 Cross Center Road, Denver, NC 28037 and our telephone number is (704) 489-2798.

Our common stock is not listed on any exchange or quoted on any similar quotation service, and there is currently no public market for our common stock. Upon effectiveness of our registration statement, management plans to apply to enable our common stock to be quoted on the OTC Bulletin Board.

The Offering

This prospectus relates to the sale of up to 809,300 currently issued and outstanding shares of our common stock by the selling security holders, consisting of 44 shareholders.

We agreed to file a registration statement with the Commission in order to register the resale of the common shares issued to the selling security holders.

As of August 18, 2009 we had 11,709,300 shares of common stock outstanding. The number of shares registered under this prospectus would represent approximately 6.91% of the total common stock outstanding. The number of shares ultimately offered for sale by the selling security holders is dependent on whether, and to what extent, such holders decide to sell their shares.

We will not commence seeking a market for our common stock until the registration statements have cleared all comments from the Securities and Exchange Commission. Management intends to request a market maker to file a Form 211 to be approved for trading on the NASDAQ. The Company is not permitted to file a Form 211 with the OTCBB as only Market Makers may apply to the OTCBB for the issuer to get approval to quote the security on the Exchange.

There currently is no trading market for our common stock. The Company has not applied for a listing on any exchanges including Pinksheets.com. Shares registered in this prospectus may not be sold until it is declared effective. The common shares offered under this prospectus may not be sold by the selling security holders, except in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling security holders, the common shares they are offering to sell under this prospectus and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned “Selling Security Holders” and “Plan of Distribution.”

 SUMMARY FINANCIAL DATA

The following selected financial data have been derived from the Company’s financial statements which have been audited by Traci J. Anderson, CPA, an independent registered public accounting firm, including the balance sheet at December 31, 2008 and 2007, and the related statements of operations, stockholders’ equity and cash flows for the two years ended December 31, 2008 and December 31, 2007. The summary financial data as of December 31, 2008 are derived from our audited financial statements, which are included elsewhere in this prospectus. The audited condensed financial statements have been prepared on the same basis as our audited financial statements and include all adjustments, consisting of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the audited periods. The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

As shown in the accompanying audited financial statements, the Company has suffered a loss from operations to date. It has experienced a loss of $317,536 since inception and has a negative working of capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Because this is only a financial summary, it does not contain all the financial information that may be important to you. It should be read in conjunction with the consolidated financial statements and related notes presented in this section.

Unaudited Financial Summary Information for the Six Months Ended June 30, 2009 and 2008

Statements of Operations	For the six months ended June 30, 2009	For the six months ended June 30, 2008

Revenues	$244,524	$591,421
Cost of Sales	$(135,501)	$(326,547)
Gross profit	$109,023	$264,874
Operating expenses	$253,453	$291,472
(Loss) from operations	$(144,430)	$(26,598)
Interest expense	$(3,210)	$(2,451)
Net (loss)	$(147,640)	$(29,049)
Net loss per common share	**	**

** Less than $.01

Balance Sheet	As of June 30, 2009

Cash	$8,907
Total current assets	$8,907
Other assets	$38,179
Total Assets	$48,631
Current liabilities	$185,237
Long term liabilities	$0
Stockholders’ equity (deficit)	$(136,606)
Total liabilities and stockholders’ equity (deficit)	$48,631

Audited Financial Summary Information for the Years Ended December 31, 2008 and 2007

Statements of Operations	For the year ended December 31, 2008	For the year ended December 31, 2007

Revenues	$1,055,710	$1,205,928
Cost of Sales	$(611,092)	$(696,338)
Gross profit	$444,618	$509,590
Operating expenses	$556,546	$646,184
(Loss) from operations	$(111,928)	$(136,594)
Interest expense	$(7,302)	$(0)
Net (loss)	$(119,230)	$(136,594)
Net loss per common share	**	**

** Less than $.01

Balance Sheet	As of December 31, 2008

Cash	$29,432
Total current assets	$101,199
Other assets	$40,734
Total Assets	$143,478
Current liabilities	$132,444
Long term liabilities	$0
Stockholders’ equity (deficit)	$11,034
Total liabilities and stockholders’ equity (deficit)	$143,478

RISK FACTORS

We are subject to various risks that may materially harm our business, financial condition and results of operations. You should carefully consider the risks and uncertainties described below and the other information in this filing before deciding to purchase our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or operating results could be materially harmed. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

We received a Going Concern opinion during our recent financial audit

We have received a report from our independent auditor on our financial statements for the years ended December 31, 2008 and 2007. The footnotes to our audited financial statements list factors which raise some doubt about our ability to continue as a going concern. These factors were related to recurring losses from operations since inception. In addition, we have yet to generate an internal cash flow from our business operations. Our plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate our working deficiency, and 2) implement a plan to generate further sales. Our continued existence is dependent upon our ability to resolve our liquidity problems and increase profitability in our current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying audited financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

We have incurred losses from operations and limited cash that raises substantial doubt as to whether we can continue as a going concern.

As of June 30, 2009, our accumulated deficit was $317,536.  Our cash flows provided by (used in) operations were $(34,034) and $4,855 for the six months ended June 30, 2009 and June 30, 2008, respectively.  At December 31, 2008, our accumulated deficit was $169,896, and our cash flows provided by (used in) operations were $(126,583).  Our auditor has included in their report that there is substantial doubt about our ability to continue as a going concern because of our lack of profitable operations and negative cash flows from business operations.

Because we have a limited operating history, our business is difficult to evaluate.

We were formed in 1996 and have a limited operating history.  An investor in our common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets.  We expect our operating expenses to increase significantly, especially in the areas of development, marketing and promotion.  As a result we will need to increase our revenue to remain profitable.  If our revenue does not grow as expected or increases in our expenses are not in line with forecasts, there could be a material adverse effect on our business, results of operations and financial condition.

We need additional financing and there is no assurance it can be obtained; and any such future financings may significantly dilute your equity interest in our stock.

Our current business plan calls for raising a significant amount of additional funds within the next 12 months. Under the plan, these new funds would be utilized primarily for increased advertising and to expand the Company’s infrastructure through hiring key employees.  We believe that this future financing is crucial to our ability to grow and develop our business.  We expect to engage in future financings over the next several years in which we anticipate efforts to raise additional capital.  There can be no assurances that such financings will ever be completed, but any such financings could involve a dilution of the interests of our shareholders upon the issuance of additional shares of common stock and other securities.  To the extent we will need additional financing in the immediate or near future to implement our business plan, attaining such additional financing may not be possible.  If additional capital is otherwise available, the terms on which such capital may be available may not be commercially feasible or advantageous to us or our shareholders.

Our business could suffer if there is continual decline in economic conditions and discretionary consumer spending.

A continuing downturn in the economy could have a negative impact on our revenues, the extent of such impact is uncertain.  During the last year, the economies of the major developed nations have been declining, and some private economists declared that in the aftermath of the terrorist attacks in the United States a global recession is inevitable and possibly present.  If consumer confidence does not rise and the global economy does not show signs of recovery in the near future, we may lose a significant portion of our business, revenue and opportunities. Accordingly, due to current economic conditions, the availability of credit to our customers could decrease since lenders are tightening their lending policies.

We face significant competition and there is no assurance that we will be able to compete.

Given our relatively limited resources, we may not be able to effectively compete in our target markets.  These markets are characterized by intense competition and increasing numbers of new market entrants who have developed or are developing potentially competitive services. Most of our competitors have significantly greater financial and operating resources compared to us. Our ability to compete will be dependent on our ability to enhance and upgrade our services.

Our limited resources may restrict our ability to manage any growth we may experience.

Growth of our business will likely place a significant strain on our management systems and resources and may require us to implement new operating systems, procedures and controls.  Our failure to manage our growth and expansion could adversely affect our business, results of operations and financial condition.  Failure to implement new systems effectively or within a reasonable period of time could adversely affect our business, results of operations and financial condition.

Unexpected material changes in consumer tastes and demographic trends or a downturn in national, regional and local economic conditions may adversely affect our business.

The cabinet and millwork industry is affected by changes in consumer tastes and by national, regional and local economic conditions and demographic trends.  As an industry participant, our ability to generate revenues is highly sensitive to public tastes, which are unpredictable.  We may not be able to offer a selection of products that are favorable to consumers.  In addition, a general economic downturn may result in a change of discretionary spending patterns and a decrease in our revenues.

Our ability to remain competitive in our area of business will depend, in part, on our ability to influence and respond to industry standards.

We must influence and respond to emerging industry standards and other technological changes in a timely and cost effective manner.  We cannot assure you that we will be successful in responding to technological and industry challenges in a timely and cost-effective way. If we are unable to integrate new technologies and standards effectively, there could be an adverse effect on our results of our operations.

We may have difficulty managing our potential growth.

We could experience a period of significant expansion, and we anticipate that further expansion will be required to address potential growth in our customer base and market opportunities.  Any expansion is expected to place a significant strain on our management, operational and financial resources. At the present time, we expect it will be required to increase our number of employees during our current fiscal year.  To manage the expected growth of our operations and personnel, we will be required to improve existing and implement new transaction processing, operational and financial systems, procedures and controls, and to expand, train and manage our growing employee base.  We also will be required to expand our finance, administrative and operations staff.  Further, we may be required to enter into relationships with various strategic partners necessary to our business.  There can be no assurance that our current and planned personnel systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that our management will be able to identify, manage and exploit existing and potential strategic relationships and market opportunities.  Our failure to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

Our business plan is based, in part, on estimates and assumptions which may prove to be inaccurate and accordingly our business plan may not succeed.

The discussion of our business incorporates management’s current best estimate and analysis of the potential market, opportunities and difficulties that we face.  There can be no assurances that the underlying assumptions accurately reflect our opportunities and potential for success.  Competitive and economic forces on marketing, distribution and pricing of our products make forecasting of sales, revenues and costs extremely difficult and unpredictable.

If we lose the services of a number of key employees, our business could suffer.

Our success is dependent, in part, on the personal efforts of Valerie A. Garman, our President.  Although we currently do not have “key-man” insurance, we plan to obtain "key-man" insurance on her life in the amount of $1,000,000; the loss of Mrs. Garman's services could have a material adverse effect on our business and prospects. Our success is also dependent upon our ability to hire and retain additional qualified management, marketing, technical, financial, and other personnel. Competition for qualified personnel is intense and we may not be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified management and other personnel would have a material adverse effect on our business and operations.

Certain shareholders control a substantial portion of our outstanding common stock.

Our executive officers, directors and principal shareholders own a significant portion of the outstanding shares of our common stock.  Specifically, Valerie A. Garman, our President, and Sid Garman, her husband, own 5,100,000 and 4,900,000 shares of our common stock, respectively.  In addition, additional shares and/or options may be issued to our other officers, directors and employees.  Accordingly, these persons, acting together, will be able to influence the election of our directors and thereby influence or direct our policies.

We do not intend to pay any dividend for the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future.  The future payment of dividends is directly dependent upon our future earnings, financial requirements and other factors to be determined by our board of directors.  We anticipate any earnings that may be generated from our operations will be used to finance our growth and that cash dividends will not be paid to shareholders.

The Company does not have a prior public market, and there can be no assurance that an active trading market will exist in our Stock after the Offering.

Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that an active trading market in the Common Stock will develop after the Offering or be sustained.  The initial public offering price may not be indicative of the market price for the Common Stock after the Offering.  The liquidity of and the market price for the Common Stock can be expected to vary with changes in market and economic conditions, the financial condition and prospects of the Company and other factors that generally influence the market prices of securities.  Such fluctuations may significantly affect liquidity and market prices independent of the financial performance of and prospects for the Company.

The Company’s Financial Position

Although the economy has slowed and we are in the middle of a financial crisis, we perform architectural woodwork for a vast variety of the business sectors including public, private & state owned colleges, law firms, private funded hospitals, high end hotels, and large office towers. Some of these clients have continued expansion or new up fits through this tough economic time and have helped us to stay busy. However, we do depend on customer’s timely payments for services rendered. We are ultimately affected by the customer’s ability to pay for goods and services, which could be hindered in this current economy, and therefore would affect our financial position. We also depend on our suppliers to service us in a timely manner. These suppliers, such as Home Depot and Lowes Home Improvement are facing obstacles in this current economy. If they can not service our supply needs, this could affect our business and thus our financial position. Our financial position is subject to risk of loss as is a majority of businesses. Our working capital deficit for the six months ended June 30, 2009 was $176,330.  The general slow down in the US economy could have a material adverse effect on our financial position.

Debt financing in the current lending market and our ability to obtain future debt financing.

We are currently in compliance with our loan agreements and their significant covenants. The ability to obtain debt financing is currently difficult in light of the bleak US economic situation. The majority shareholders' credit worthiness would have to serve as a security interest on a loan if the Company ever received one and there is no guarantee a bank or any other financial institution would approve the shareholders' credit or the company's credit and therefore approve the lending. Our ability to obtain financing could be difficult due to our lack of net assets, lack of cash flows, lack of net income and in light of the current economy.

SHOULD ONE OR MORE OF THE FOREGOING RISKS OR UNCERTAINTIES MATERIALIZE, OR SHOULD THE UNDERLYING ASSUMPTIONS PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THOSE ANTICIPATED, BELIEVED, ESTIMATED, EXPECTED, INTENDED OR PLANNED.

 FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will be able to keep up with industry techniques and standards, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President and Chief Executive Officer will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our manufacturers and/or suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the “Risk Factors” section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. Any statement in this prospectus and in the documents incorporated by reference into this prospectus that is not a statement of an historical fact constitutes a “forward-looking statement”. Further, when we use the words “may”, “expect”, “anticipate”, “plan”, “believe”, “seek”, “estimate”, “internal”, and similar words, we intend to identify statements and expressions that may be  forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions that could cause our future results to differ materially from those expressed in any forward-looking statements. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements. Important factors that may cause our actual results to differ from such forward-looking statements include, but are not limited to, the risk factors discussed below. Before you invest in our common stock, you should be aware that the occurrence of any of the events described under “Risk Factors” in this prospectus could have a material adverse effect on our business, financial condition and results of operation. In such a case, the trading price of our common stock could decline and you could lose all or part of your investment.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding the Company so as to make an informed investment decision.

 USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders will sell their shares at $.10 per share and thereafter at prevailing market prices, if and when Garman Cabinet & Millwork, Inc. is quoted on the Over-The-Counter Bulletin Board. However, there can be no assurance that we will find a market maker willing to apply for such quotation. Prior to this offering, there has been no market for our shares. The offering price of $.10 per share was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. Among the factors considered in determining this price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

DILUTION

Our net tangible book deficit as of the six months ending June 30, 2009 was $136,606 or less than $.012 per share of common stock. Net tangible book deficit is determined by dividing our tangible book deficit (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. As of August 18, 2009, we had a total of 11,709,300 shares of common stock outstanding.

SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holders Unless otherwise stated below, to our knowledge no selling security holder nor any affiliate of such shareholder has held any position or office with, been employed by or otherwise has had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. None of the selling security holders are members of the National Association of Securities Dealers, Inc. The selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933. The number and percentage of shares beneficially owned before and after the sales is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. The total number of common shares sold under this prospectus may be adjusted to reflect adjustments due to stock dividends, stock distributions, splits, combinations or recapitalizations.

For purposes of calculating the percentage of shares owned after the offering, we assumed the sale of all common shares offered under this prospectus. However, the selling security holders are under no obligation to sell all or any portion of the common shares offered for sale under this prospectus. Accordingly, no estimate can be given as to the amount or percentage of our common shares that will ultimately be held by the selling security holders upon termination of sales pursuant to this prospectus. The percentage of outstanding shares is based on 11,709,300 shares of common stock outstanding as of August 18, 2009.

Name of selling stockholder	Relationship to Management	Shares of common Stock owned prior to offering	Percent of Common Stock owned prior to offering (1)	Shares of common stock to be sold	Shares of common Stock owned After offering	Percentage of Shares Owned Upon Completion
(1) Spencer Richard Garman	Sidney Garman’s Brother	20,000	.171%	20,000	0	0%
(2) Lester G. Henderson	None	10,000	.085%	10,000	0	0%
(3) Donna C. Henderson	None	10,000	.085%	10,000	0	0%
(4) George B. Roth	None	50,000	.427%	50,000	0	0%
(5) Nellie K. Roth	None	51,000	.436%	51,000	0	0%
(6) Seth R. Garman	Sidney Garman’s Brother	30,000	.256%	30,000	0	0%
(7) Danesha S. Garmen	Sidney Garman’s Sister in Law	15,000	.128%	10,000	0	0%
(8) Nicole D. Garman	Sidney Garman’s Niece	10,000	.085%	10,000	0	0%
(9) Devin J. Garman	Sidney Garman’s Nephew	10,000	.085%	10,000	0	0%
(10) Sean J. Garman	Sidney Garman’s Brother	15,000	.128%	10,000	0	0%
(11) Scott & Melissa Garman	Sidney Garman’s Brother and Wife	50,000	.427%	50,000	0	0%
(12) Donald A. Bello	None	1,000	.009%	1,000	0	0%
(13) Anita M. Bello	Sidney Garman’s Aunt	1,000	.009%	1,000	0	0%
(14) Patricia Bello	None	1,000	.009%	1,000	0	0%
(15) Jacqueline M. David	None	3,000	.026%	3,000	0	0%
(16) John Paul Leonardos	None	40,000	.342%	40,000	0	0%
(17) Andy Foust	None	30,600	.261%	30,600	0	0%
(18) David Allen Current	None	150,000	1.281%	150,000	0	0%
(19) Tonya S. Martin	None	1,000	.009%	1,000	0	0%
(20) Michael & Melinda Carneal	None	1,500	.013%	1,500	0	0%
(21) Billy L. Clark	None	2,000	.017%	2,000	0	0%
(22) John Tessler	None	10,000	.085%	10,000	0	0%
(23) Sara Smith	None	5,000	.043%	5,000	0	0%
(24) Raymond Roth	None	5,000	.043%	5,000	0	0%
(25) Richard Hilyard	None	5,000	.043%	5,000	0	0%
(26) Donald Rohaley	Sidney Garman’s Cousin	10,000	.085%	10,000	0	0%
(27) Aubrey B. Rohaley	Sidney Garman’s Cousin	3,500	.030%	3,500	0	0%
(28) James Frost	Sidney Garman’s Uncle	1,000	.009%	1,000	0	0%
(29) James Nester	None	20,000	.171%	20,000	0	0%
(30) Malcolm Miller	None	5,200	.044%	5,200	0	0%
(31) Michele Bennett	None	2,000	.017%	2,000	0	0%
(32) David Stroupe	None	3,000	.026%	3,000	0	0%
(33) Douglas E. Darnell	None	10,000	.085%	10,000	0	0%
(34) David James Kubicki	None	2,000	.017%	2,000	0	0%
(35) Peter A. Putukian	None	15,000	.128%	15,000	0	0%
(36)Christopher Howell	None	10,000	.085%	10,000	0	0%
(37) Michael L. Raynor	None	1,500	.013%	1,500	0	0%
(38) Brenda S. Raynor	None	1,500	.013%	1,500	0	0%
(39) Melinda Russell	None	40,000	.342%	40,000	0	0%
(40) Amanda Russell	None	2,500	.021%	2,500	0	0%
(41) Laura Q. Kent	None	40,000	.342%	40,000	0	0%
(42) Ben Joseph Mulligan	None	10,000	.085%	10,000	0	0%
(43) Scott Garman	Sidney Garman’s Brother	5,000	.043%	5,000	0	0%
(46)GreentreeFinancial Group, Inc [2]	None	1,000,000	8.608%	100,000	900,000	7.686%
Totals [1]		1,709,300	100.00%	809,300	0	0%

[1]
Applicable percentage of ownership is based on 11,709,300 shares as of August 18, 2009 (there are no securities exercisable or convertible into shares of common stock). Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities.  Note that affiliates are subject to Rule 144 and Insider trading regulations – percentage computation is for form purposes only.

[2]
Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc.  Mr. Cottone and Mr. Bongiovanni share equal voting power over the investments of Greentree Financial Group, Inc.  Greentree Financial Group, Inc. is contracted to receive $50,000 and 1,000,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form S-1 registration statement and the prospectus included herein, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. A copy of our consulting agreement with Greentree Financial Group, Inc. is attached hereto as Exhibit 10.1.  Greentree Financial Group, Inc. is one of the largest shareholders in our company.  Investors should be aware that Greentree should be considered an “underwriter” of our securities that could potentially sell our securities into the market.

PLAN OF DISTRIBUTION

Sales By Selling Security Holders

The Garman Cabinet & Millwork Selling Security Holders are offering to sell 809,300 shares of our common stock. All Selling Security Holders will sell their shares at $0.10 per share until such time as a market develops for our common stock, if ever. Then the shareholders shall be permitted to sell at the then prevailing market price.  We will not receive any proceeds from the sale of the shares by the Garman Cabinet & Millwork Selling Security Holders. The securities offered by this prospectus may be sold by the Garman Cabinet & Millwork Selling Security Holders, but not by us.  We are not aware of any underwriting arrangements that have been entered into by the Selling Security Holders. The distribution of the securities by the Garman Cabinet & Millwork Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

Any of the Garman Cabinet & Millwork Selling Security Holders, acting alone or in concert with one another, may be considered underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on our behalf.  For instance, an illegal distribution may occur if any of the Garman Cabinet & Millwork Selling Security Holders provide us with cash proceeds from their sales of the securities.  If any of the Garman Cabinet & Millwork Selling Security Holders determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the Garman Cabinet & Millwork Selling Security Holders and any brokers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

The Garman Cabinet & Millwork Selling Security Holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Garman Cabinet & Millwork Selling Security Holders, the pledgee in such loan transaction would have the same rights of sale as the Garman Cabinet & Millwork Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. The Garman Cabinet & Millwork Selling Security Holders also may enter into exchange trading of listed option transactions that require the delivery of the securities listed under this prospectus.  The Garman Cabinet & Millwork Selling Security Holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this prospectus so long as the Company files a post-effective amendment to name and identify the new selling security holder. If a post-effective amendment is not filed with the Securities and Exchange Commission by the Company, 'pledgees' and 'transferees' of a Selling Security Holder would not have rights to resell under this prospectus.

In addition to, and without limiting, the foregoing, each of the Garman Cabinet & Millwork Selling Security Holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities and Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Garman Cabinet & Millwork Selling Security Holders or any such other person.  Specifically, Regulation M prohibits an issuer, the Garman Cabinet & Millwork Selling Security Holders or affiliated purchaser other than in an excepted security or activity, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restrictive period. The restrictive period for our securities being registered begins on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ends upon such person’s completion of participation in the distribution.  Distribution is defined under Regulation M as meaning an offering of securities, whether or not subject to registration under the Securities Act of 1933 that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods.  Distribution participant is defined under Regulation M as meaning an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or is participating in a distribution.

There can be no assurances that the Garman Cabinet & Millwork Selling Security Holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities and Exchange Act of 1934, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the Garman Cabinet & Millwork Selling Security Holders, we will pay all the fees and expenses incident to the registration of the securities, other than the Garman Cabinet & Millwork Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which are to be paid by the Garman Cabinet & Millwork Selling Security Holders.

DESCRIPTION OF CAPITAL STOCK

General

The Company is authorized to issue 100,000,000 shares of common stock, par value of $.0001 per share. As of August 18, 2009 there were 11,709,300 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

On June 16, 2008, the Board of Directors and Shareholders of the Company authorized an increase in the amount of the authorized common shares from 1,000 to 100,000,000 and to perform a 10,000 to one forward split of Valerie and Sid Garman’s 1,000 pre-split shares (i.e. 510 and 490 shares, respectively) to 10,000,000 post-split shares (i.e. 5,100,000 and 4,900,000 shares, respectively) and increase the par value from none to $.0001.

Limitation of Liability: Indemnification

Our Bylaws provide that the Company shall indemnify its officers, directors, employees and other agents to the maximum extent permitted by North Carolina law. Our Bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification.

We believe that the provisions in its Articles of Incorporation and its Bylaws are necessary to attract and retain qualified persons as officers and directors.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of Company pursuant to the foregoing, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements for the year ended December 31, 2008 and 2007, contained in this prospectus have been audited by Traci J. Anderson, CPA, registered independent certified public accountants, to the extent set forth in their report, and are set forth in this prospectus in reliance upon such report given upon their authority as experts in auditing and accounting. Traci J. Anderson, CPA does not own any interest in us.

JPF Securities, LLC passed upon the validity of the issuance of the common shares to be sold by the selling security holders under this prospectus. JPF Securities, LLC does not own any interest in us.

DESCRIPTION OF BUSINESS

History

When Garman Cabinet & Millwork, Inc. began operations in Florida in January, 1996, we were a very small localized installation company with three employees and very little equipment to complete larger installation projects.  Over the past thirteen years, we have grown to a company of fourteen employees, multiple subcontractors, and the equipment to handle large projects.

Shortly after Garman Cabinet & Millwork opened its doors, our President, Valerie A. Garman, and Vice President, Sidney L. Garman, Jr., realized the location potential and moved our operations to Charlotte, NC in January, 1999.

We specialize in the installation of architectural woodwork.  Our mission is to provide the best quality of architectural woodwork installation to meet its clients’ needs and deadlines. We focus on providing superior, reasonably priced architectural woodwork installation as well as unparalleled customer service and commitment. Garman Cabinet & Millwork seeks to provide efficient and high-quality installation services to clients. The Company strives to nurture the best practices, technology and talent of the industry and share them broadly to try and create value for its customers, shareholders and employees. Our target market includes general contractors, architects, woodwork manufacturers and individuals seeking superior service and excellent customer support and woodwork installation. The Company’s geographic focus is the Charlotte, North Carolina area, but better than 50% of our installation projects are outside North Carolina.   We primarily travel to Washington, DC, Atlanta, GA, New York State, Greenville, SC, Spartanburg, SC, Myrtle Beach, SC, and Charleston, SC. With membership in AGC, BBB, AWI and the BlueBook.com and through the internet, the Company has the ability to operate nationwide. Our ability to travel nationwide is made available by keeping well trained employees, offering competitive out of town rates and having the willingness to work long hours to keep jobs on schedule. If we do not keep jobs on schedule, we could experience job delays which would not be reimbursed by the client and would therefore be an out of pocket expense for us.

Products and Services

Garman Cabinet & Millwork, Inc. installs a broad range of products from varied materials in its execution of architectural woodwork.  We install all of these items in accordance with the AWI standards. Our company has full control over all aspects of architectural woodwork such as material handling, unload and distribution, installation and final punch-out.

Garman Cabinet & Millwork, Inc. presently offers the following installation services:

•	High End architectural wood

•	Specialty items, detail ceiling and audio visual units

•	Custom furniture: reception/security desks, credenzas, conference tables, and system type furniture

•	Panels: wall, soffit and ceiling

•	Trim: primed and stained

•	Casework: plastic laminate and wood

•	Doors: flush, stile and rail, and louver

•	Jambs: cased openings, portals and pilasters

•	Solid Surface

•	Elevator cab interiors

•	Stairways

•	Columns

Our Company specializes in the installation of cabinets, veneer wall panels, wood base molding, wood crown molding, wood chair rail, wood wainscot panels, a variety of doors, door jambs and door hardware, window casings, window sills, door casing and bathroom vanities. We accommodate the high end aspects of these installations in regards to the design and delicate intricacies that the customer chooses. Architectural woodwork is 100% of our business and installation of veneer wood wall panels is the largest percentage of our business. Woodwork manufacturers are by far the largest customers for our business.

Sources and Availability of Raw Materials

We obtain our supplies, such as screws, caulk, nails, hammer etc. from Home Depot or Lowes Home Improvement retail stores. Raw materials for our installation work are readily available at these retail stores.

Dependence on One or A Few Customers

We do not depend on any one customer or a few customers. However, we do depend on timely payments from our existing customers. A default in payment from customers results in an unfavorable expense for us.

There are many woodwork manufacturing companies in NC, United States and Canada that we provide installation services for. Our top customers include; Stephenson Woodwork of Raleigh, NC, Cleora Sterling of Mebane, NC, Hollywood Woodwork of Hollywood, FL, and Sefina Industries of Montreal, Canada.

Number of Employees

As of this filing, we have 14 full time employees and have a large supply of woodwork installation subcontractors available to us if we have a surplus of work or a very large project that we need more manpower.

Our Business Model

Garman Cabinet & Millwork, Inc. generates its business by providing reasonably priced architectural woodwork installation as well as valued customer service and commitment.  The Company targets clients throughout the construction industry whether it is the general contractor, architect, woodwork manufacturer or directly to the owner. We control all of the steps involved with estimation, pricing, and the quality of the installation.

Strategy and Implementation Summary

We will watch our results very carefully. Believing that a business opportunity exists is important. However, we will not pursue a business model if we cannot afford to be in that business. We will strategically focus on building professional and customer relationships within relevant sectors for our proprietary products and services. Our business strategy is to quickly and aggressively pursue and expand in areas of success and market dominance that have not already been successfully penetrated by other businesses, or to provide services and solutions not presently offered by other leading brands.

Sales Strategy

Our strategy focuses first on establishing an identity for our products and services. By maintaining strong relationships fostered from previous business relationships, we have an existing list of prominent contacts and decision makers that we can continually approach with new and innovative ideas. We will focus on capitalizing the relationships and industry contacts we have established in the past. We will work with established brands with large clients and bases.

Sales and Marketing

Garman Cabinet & Millwork, Inc. will sell its products through a direct sales team and online marketing campaigns. The inside sales team will interact with customers and supplement the outside sales team with the materials needed for a successful campaign. The Company will also sell its products and services through referrals and through bidding processes.  It will attempt to attract new customers in a variety of manners:

•	An aggressive advertising campaign targeting local and regional retailers, commercial developers/builders and individuals;

•	Word-of-mouth advertising through superior customer service and installation;

•	Update Internet website and advertise using search engine driven marketing;

•	Focused advertising on the Internet to allow the Company to gain exposure on a larger basis, thereby allowing for further expansion in the future; and

•	Hire additional project management and estimator.

Our sales and marketing team works to create merchandising and marketing opportunities for our products and services. Through ongoing communications with retailers and commercial developers and builders, we match our products and services with the strategic needs of the retailers and commercial developers and builders. Our sales and marketing staff works closely with our design team, and the sales and marketing staff are also responsible for managing our own marketing efforts. We market our products and services using advertising, industry trade shows and other events, sponsorships, public relations and our website. We intend to continue to build our direct marketing capabilities and further develop our sales and marketing organization by hiring additional sales and marketing personnel and increasing our marketing expenditures.

Competition

The cabinet and millwork industry is highly competitive and characterized by frequent product introductions, platforms and new technologies. As demand for these products and services continues to increase, we expect new competitors to enter the market and existing competitors to allocate more resources to develop and market their cabinet and millwork products and services. As a result, we expect competition in the cabinet and millwork industry to intensify.

The commercial construction market continues to gain strength and our business isn’t expected to slowdown anytime soon.  Although the economy has slowed, we perform architectural woodwork for a vast variety of the business sectors including public, private & state owned colleges, law firms, private funded hospitals, high end hotels, and large office towers. Having the availability to install woodwork in a variety of businesses gives our company a greater selection to bid or install by the hour for a variety of woodwork packages. Some of these clients have continued expansion or new up fits through this tough economic time and have helped us to stay busy.

Competition is strong which requires innovative ideas.  Garman Cabinet & Millwork, Inc. has positioned itself to compete in slow markets as well as strong markets.  The hotel and commercial building construction is very competitive to attract businesses for tenant up-fit and in the case of hotel occupancy, they must have rooms and public spaces that are very attractive and functional to help keep the occupancy level high.  Because of this competitive market, builders, general contractors and hotel owners are choosing higher end woodwork and cabinetry to out-do their competition.

Garman Cabinet & Millwork, Inc. is one of only two large architectural woodwork installation companies in North Carolina; therefore, we are very competitive in the industry.  Garman Cabinet & Millwork, Inc.’s only closest competitor that can handle similar size projects is Craftsmanship Unlimited located in Raleigh, North Carolina.  While this company offers similar services, we feel that Garman Cabinet & Millwork is better equipped with state of the art installation equipment, comprehensive on the job training and a more convenient location to better serve our clients.

We believe we compete favorably in the principal competitive factors in our market, which consist of the following:

•	Reputation.

•	On time finish.

•	Price.

•	Friendly, knowledgeable customer service.

•	Quick lead times.

•	Expert installation.

•	Customer satisfaction.

•	Experienced and knowledgeable management.

•	State of the art installation equipment.

DESCRIPTION OF PROPERTY

Property One:                                7710 Bankhead Road. Denver NC 28037
Property Two:                                3433 Durham Lane, Charlotte, NC 28269
Property Three:                             5425 Datha Avenue, Charlotte NC 28269
Property Four:                               15019 Beatties Ford Road, Huntersville, NC 28078 (sold in August 2008)
Property Five:                                14241 Tribute Place Dr, Apt. 106, Huntersville, NC 28078

Our corporate headquarters are located at 7710 Bankhead Road, Denver NC. We lease a 2,000 square foot building in close proximity to our largest top three customers and their largest supplier. This building is specifically used for storage and supplies. The majority of the Company’s operations are held offsite at the project sites. The Company has 5 lease agreements. The first lease agreement is for the corporate headquarters at 7710 Bankhead Road, Denver NC 28037. The next lease is at 3433 Durham Lane, Charlotte, NC 28269 and this piece of property is used for employee housing and owned by the President and Vice President of the Company. The next lease is on 5425 Datha Avenue, Charlotte, NC 28269 and is also used for employee housing. The next lease is at 15019 Beatties Ford Road, Huntersville, NC 28078 and is used for employee operations; it was sold in August of 2008. The piece of property used by the Company but not owned by the Company is located at 14241 Tribute Place Dr. Apt 106, Huntersville, NC 28078 and it is used for employee housing. The 137 Cross Center Rd, Denver, NC 28037 is the mailing address of the Company. We believe our space is adequate for our current needs and that suitable additional or substitute space will be available to accommodate the foreseeable expansion of our business and operations. The area provides low overhead and abundant skilled labor. Copies of the updated lease agreements are attached hereto as Exhibit 10.2, 10.3, 10.4, 10.5, and 10.6.

As for our stipulations for employee housing, in 1997 we moved our company to NC from Kissimmee, FL. At that point none of our employees were from NC. We were spending a couple of thousand dollars per month, approximately $4,000.00 on lodging and per diem. Our men at that time were paid $25.00 per day for per diem and lodging expense for out of town work. We were able to purchase two homes in the Charlotte area so we could cut our cost for lodging in about half. We also informed our employees that they can stay there for free, but they would no longer receive per diem for the Charlotte region. This has helped our company to save thousands of dollars in expenses.

LEGAL PROCEEDINGS

We are not a party to any pending litigation and none is contemplated or threatened.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common shares are not currently quoted on any exchange.

Holders

We have 46 record holders of our common stock as of August 18, 2009.

Dividend Policy

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

Equity Compensation Plan and Stock Option Plan Information

The Company, at the current time, has no stock option plan or any equity compensation plans

 MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains various “forward looking statements” regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this S-1, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to “anticipates”, “believes”, “plans”, “expects”, “future” and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company’s business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel and any changes in current accounting rules, all of which may be beyond the control of the Company. Management will elect additional changes to revenue recognition to comply with the most conservative recognition on a forward going accrual basis as the model is replicated with other similar markets (i.e. SBDC). The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations (“MD&A”) should be read in conjunction with the financial statements included herein.

Business Model

Garman Cabinet & Millwork, Inc.’s mission is to provide the best quality of architectural woodwork installation to meet its clients’ needs and deadlines.  The Company focuses on providing superior, reasonably priced architectural woodwork installation as well as unparalleled customer service and commitment.

We generate our business by providing superior, reasonably priced architectural woodwork installation as well as unparalleled customer service and commitment.  The Company targets clients throughout the construction industry whether it is the general contractor, architect, woodwork manufacturer or directly to the owner.  No job is too large or too small. Garman Cabinet & Millwork, Inc. is set apart from other companies in that it is able to control all of the steps involved with estimation, pricing, and the quality of the installation.  The Company offers superior knowledge of the customers’ needs and desires.  Customer service and satisfaction is the Company’s number one priority and is monitored from start to finish.

Our services include a broad range of products from varied materials in the execution of architectural woodwork.  This includes installation services such as high end architectural wood, specialty items, custom furniture, panels, trim, casework, doors, jambs, solid surfaces, elevator cab interiors, stairways, and columns.  We have the expertise and capability to install all of these items to the highest AWI standards.  Garman Cabinet & Millwork has managed and installed a vast variety of woodwork for small and large companies such as Southern Architectural Woodwork, RT Dooley, Craftsmanship Unlimited, Fetzers Woodwork, Wachovia, Bank of America, Four Season’s Resort, Atlantis Hotel & Casino and many other high profile clients.  The Company also provides services and products to smaller companies and individuals.

We are headquartered in Denver, North Carolina and seek to enhance stockholder value by building brand awareness and recognition of our high quality products and services.

Plan of Operation

We plan to raise additional funds through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. There is no assurance that we will be successful in raising additional capital or achieving profitable operations. Our financial statements do not include any adjustments that might result from the outcome of these uncertainties. We will need financing within 12 months to execute our business plan.

For the next 12 months, our Plan of Operations is as follows:

•	Establish Garman Cabinet & Millwork, Inc. as the first and only destination of choice for retailers, manufacturers, builders and individuals.

•	Establish a more prominent identity in the local market through aggressive marketing.

•	Establish an excellent reputation in the community through superior customer service and installation.

•	Establish professional relationships with local and regional clients.

•	Develop and maintain extraordinary relationships with retail merchandisers, manufacturers and contractors through superior service and quality installation resulting in word-of-mouth advertising.

•	Continuously service existing customer base.

•	Continuously update our internet website: www.garmanmillwork.net.

•	Advertise aggressively on the internet using search engine marketing.

•	Continuously update equipment to meet demands of customers.

•	Hire additional project managers and one additional estimator.

•	Continue to build our installation team and office staff.

•	Open a facility to house our office, equipment and material.

•	Update the training of our existing installation team and hire additional installers to help meet the needs of our clients.

Recent Developments

We are currently improving our installation skills and strengthening our industry relationships.

Major ongoing Tasks:

— building and strengthening professional relationships,

— building and strengthening customer relationships,

— seeking investors,

— continue with improving our installation skills.

RESULTS OF OPERATIONS – FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

Revenues

We had revenues of $173,761 for the three months ended June 30, 2009 compared with $273,117 for the three months ended June 30, 2008. The decrease in revenues is attributable to a decrease in project work in the three months ended June 30, 2009 compared to the prior three months ended June 30, 2008.

We had revenues of $244,524 for the six months ended June 30, 2009 compared with $591,421 for the six months ended June 30, 2008. The decrease in revenues is attributable to a decrease in project work in the three months ended June 30, 2009 compared to the prior three months ended June 30, 2008.

Cost of Good Sold

We had cost of goods sold of $95,874 or 55% of sales for the three months ended June 30, 2009 compared with $149,964 or 55% for the three months ended June 30, 2008. The amount decrease in cost of good sold is attributable to a decrease in project work in the three months ended June 30, 2009 compared to the prior three months ended June 30, 2008. The percentage of sales for cost of goods sold remained constant.

We had cost of goods sold of $135,501 or 55% of sales for the six months ended June 30, 2009 compared with $326,547 or 55% for the six months ended June 30, 2008. The amount decrease in cost of good sold is attributable to a decrease in project work in the six months ended June 30, 2009 compared to the prior six months ended June 30, 2008. The percentage of sales for cost of goods sold remained constant.

Operating Expenses

We had operating expenses of $156,681 for the three months ended June 30, 2009 compared with $144,366 for the three months ended June 30, 2008. The increase in operating expenses is attributable to an increase in selling, general and administrative support staff in the three months ended June 30, 2009 compared to the prior three months ended June 30, 2008.

We had operating expenses of $253,453 for the six months ended June 30, 2009 compared with $291,472 for the six months ended June 30, 2008. The decrease in operating expenses is attributable to an overall decrease in project work partially offset by an increase in selling, general and administrative support staff in the six months ended June 30, 2009 compared to the prior three months ended June 30, 2008.

Other Expenses

We had an interest expense of $2,012 for the three months ended June 30, 2009 compared with $1,265 for the three months ended June 30, 2008. This was attributable to an incurrence of a bank loan toward the end of the prior year.

We had an interest expense of $3,210 for the six months ended June 30, 2009 compared with $2,451 for the six months ended June 30, 2008. This was attributable to an incurrence of a bank loan toward the end of the prior year.

Liquidity and Capital Resources

We had $8,908 cash on hand for the six months ended June 30, 2009 compared to $22,203 cash for the six months ended June 30, 2008. We will be required to raise capital on an ongoing basis. Most recently we raised funds from unrelated accredited investors through private placements of common stock. In the future we will potentially need to raise capital to sustain operations through this channel.

Net cash provided by (used in) operations for the six months ended June 30, 2009 and 2008 was $(34,034) and $4,855, respectively. A net loss of $147,640 and $29,049 less decrease in accounts payable of $39,283 and $36,448 for the six months ended June 30, 2009 and 2008, respectively, are the main reasons for the net cash usages in both periods. Also, for the six months ended June 30, 2009, we recorded a prepaid expense in the amount of $66,667.

During the six months ended June 30, 2009 and 2008, we used cash in investing activities of $0 and $0, respectively.

Net cash provided by financing activities for the six months ended June 30, 2009 and 2008 was $13,510 and $3,574, respectively. This is attributable to the borrowings from a bank note payable.

Prepaid Expense Asset

The Company has a prepaid expense asset of $-0-. As of September 30, 2009 we did have a prepaid asset in the amount of $100,000. This asset accounted for the 1,000,000 common shares issued to Greentree Financial Group, Inc. pursuant to our contract attached in Exhibit 10.1. The fair values of the shares issued were determined by the price that the accredited investors paid for the shares through the Private Placement Memorandum, ten cents ($.10). Therefore 1,000,000 shares at $.10 a share equal $100,000, recorded as $100,000 in the September 30, 2008 financials. The shares were issued on September 22, 2008 therefore before the September 30 cut off and thus were capitalized for the future economic benefit of the services. The prepaid expense asset was expensed evenly over a nine month period which expired on June 30, 2009

Critical Accounting Policies and Estimates

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. A critical accounting policy is one that is both very important to the portrayal of our financial condition and results, and requires management’s most difficult, subjective or complex judgments. Typically, the circumstances that make these judgments difficult, subjective and/or complex have to do with the need to make estimates about the effect of matters that are inherently uncertain.

Recent Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159 (SFAS 159), “THE FAIR VALUE OPTION FOR FINANCIAL ASSETS AND FINANCIAL LIABILITIES, INCLUDING AN AMENDMENT TO SFAS 115. ” SFAS No. 159 allows the measurement of many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis under a fair value option. In addition, SFAS 159 includes an amendment of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” and applies to all entities with available-for-sale and trading securities. SFAS 159 is effective for fiscal years that begin after November 15, 2007. We are currently evaluating the impact, if any, of adopting SFAS 159 on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “NONCONTROLLING INTERESTS IN FINANCIAL STATEMENTS—AN AMENDMENT OF ARB NO.51”. SFAS 160 is intended to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, and entities to provide sufficient disclosures to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No.160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have an effect our financial statements.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors. Certain officers and directors of the Company have provided personal guarantees to our various lenders as required for the extension of credit to the Company.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Trends, Events, and Uncertainties

The success of our business depends in large part on our ability to identify word work manufacturing trends as well as to react to changing customer demand in a timely manner. Consequently, we depend in part upon the continuing favorable market response to the creative efforts of our sales and marketing team’s ability to anticipate customer needs and services that appeal to our client base. Failure on our part to anticipate, identify and respond effectively to changing consumer demands and trends will adversely affect our sales. Within the fourth quarter of 2008, we did obtain a new project for United Woodworking out of Schaumburg, IL. The project was for a resort in Washington, DC for the amount of $52,380.00. This project however was not enough to put us at a profit for the year ended December 31, 2008.

RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2008 and DECEMBER 31, 2007 (AUDITED)

Revenues

The Company had revenues of $1,055,710 for the year ended December 31, 2008 compared with $1,205,928 for the year ended December 31, 2007. The decrease in revenues is attributable to a decrease in project work in the year ended December 31, 2008 compared to the year ended December 31, 2007.

Cost of Sales

The company had cost of sales of $611,092 for the year ended December 31, 2008 compared with $696,338 for the year ended December 31, 2007. As a percentage of revenues, cost of sales basically remained constant at 57.89% in 2008 and 57.74% in 2007. The reason cost of sales remained constant from 2007 to 2008 is because we increased our pricing per hour and streamlined the way we perform our architectural woodwork installation process by task orienting or specializing our employees so they can be more productive.

Operating Expenses

The Company had operating expenses of $556,546 for the year ended December 31, 2008 compared with $646,184 for the year ended December 31, 2007. The decrease in operating expenses is attributable to decreased advertising in the year ended December 31, 2008 compared to the year ended December 31, 2007 in order to try to save money.

Other Expenses

The Company had no other expenses for the year ended December 31, 2008 and 2007.

Liquidity and Capital Resources

We had $29,432 cash for the year ended December 31, 2008 compared to $13,774 cash for the year ended December 31, 2007. We will be required to raise capital on an ongoing basis. Most recently we raised funds from unrelated accredited investors through private placements of common stock. In the future we will potentially need to raise capital to sustain operations through this channel.

Net cash provided by (used in) operations for the year ended December 31, 2008 and 2007 was $(56,781) and $(126,583), respectively. A net income (loss) of $(119,230) and $(136,594) less an increase in accounts payable of $15,005 and $10,000 for the year ended December 31, 2008 and 2007, respectively, are the main reasons for the net cash provision (usages) in both periods. Also, for the year ended December 31, 2008, we had an increase in operating assets in the amount of $66,667 as opposed to $0 for the year ended December 31, 2007.

During the year ended December 31, 2008 and 2007, we used cash in investing activities of $648 and $0, respectively, for purchases of fixed assets.

Net cash provided by financing activities for the year ended December 31, 2008 and 2006 was $73,087 and $94,028, respectively. We repaid $11,254 to a shareholder in the 2007 period whereas we mainly raised proceeds from the issuance of common stock to accredited investors in the amount of $70,930 for the year ended December 31, 2008.

We have an outstanding debt under a bank line of credit payable in the amount of $3,702 as of December 31, 2008. There are no debt covenants in the debt agreement.

CHANGES IN AND DISAGREEMENTS
WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended December 31, 2008.

 MANAGEMENT

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

The following is a biographical summary of the experience of each of the executive officers:

The following table sets forth certain information with respect to our directors, executive officers and key employees. The annual meeting of stockholders is held on December 31.

NAME	AGE	POSITION	DATE OF APPOINTMENT	NUMBER OF TERMS SERVED AS DIRECTOR
Valerie A. Garman	37	President & Director	Inception	13 terms
Sidney L. Garman	45	Vice President and Treasurer	Inception	0 terms

Valerie A. Garman – President & Director

Ms. Garman is responsible for the defining corporate vision and implementation of management structure and oversight of marketing/sales, and domestic business development. Since 1996, she has headed up the payroll, accounts receivable, accounts payable, invoicing and office functions.

Ms. Garman has taken office management classes and computer classes from Osceola College.  She has twelve years of experience in office management and computers. She is skilled in QuickBooks Pro, Microsoft Office software and Windows operating systems.
Sidney L. Garman – Vice President & Treasurer

Mr. Garman’s role is on site management of installations of interior architectural woodwork projects.  He is responsible for estimating and scheduling field crews and materials for each project.  He works together with customers, architects, millwork companies and general contractors to go over blueprints and approved shop drawings.  His prior experiences include working with multiple general contractors to install intricate woodwork throughout Walt Disney World in Orlando, Florida.

Mr. Garman completed six semesters of structural engineering at Harrisburg Community College and became OSHA certified in 2001.

Compensation of Directors

The Board of Directors may compensate directors for their services as such.  We have not paid our Directors any fees in connection with their role as members of our Board. The Board of Directors may also provide for the payment of all travel and out-of-pocket expenses in connection with Directors’ attendance at Board meetings. Each board member serves for a one year term until elections are held at each annual meeting.

Directors are elected at the Company’s annual meeting of Stockholders and serve for one year until the next annual Stockholders’ meeting or until their successors are elected and qualified. Officers are elected by the Board of Directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the Board. The Company may reimburse all Directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company will not receive additional compensation for their services as directors.

Family Relationships

Valerie A. Garman is married to Sidney L. Garman. Please refer to the Selling Security Holders section for disclosure on Shareholder relationships to management.

Involvement In Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the commodities futures trading commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Compliance With Section 16 (a) of the Exchange Act

Not applicable.

Code of Ethics

The Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer or controller or persons performing similar functions. Such Code of Ethics is filed as Exhibit 14.1 hereto.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended December 31, 2008 and 2007, the compensation awarded to, paid to, or earned bye our executive officers:

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards (1) ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Valerie A. Garman, President	2007 2008	38,740 44,044	-	0	-	-	-	-	82,784
Sidney L. Garman, Vice President & Treasurer	2007 2008	67,340 75,504	-	0	-	-	-	-	142,844

Outstanding Equity Awards At Fiscal Year-End Table

None.

Option Exercises And Stock Vested Table

None.

Pension Benefits Table

None.

Nonqualified Deferred Compensation Table

None.

All Other Compensation Table

None.

Perquisites Table

None.

Potential Payments Upon Termination Or Change In Control Table

None.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

The Director did not receive any other compensation for serving as members of the Board of Directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the Board of Directors.

We do not intend to pay any additional compensation to our Directors. As of the date hereof, we have not entered into employment contracts with any of our officers, and we do not intend to enter into any employment contracts until such time as it profitable to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the common stock as of August 18, 2009, by (i) each person who is known by the Company to own beneficially more than 5% of any classes of outstanding Stock, (ii) each director of the Company, (iii) each officer and (iv) all directors and executive officers of the Company as a group.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and 13d-5 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted.

Name of Beneficial Owner	Number of Shares of Common Stock (1)	Percent of Class
Valerie A. Garman President & Director 137 Cross Center Road Box 318 Denver, North Carolina 28037	5,100,000	43.555%
Sidney L. Garman Vice President & Treasurer 137 Cross Center Road Box 318 Denver, North Carolina 28037	4,900,000	41.847%
Greentree Financial Group, Inc. 19720 Jetton Road Suite 300 Cornelius, NC 28031	1,000,000	8.54%
All officers and directors as a group (2 persons)	10,000,000	85.402%

(1)	Based on 11,709,300 issued and outstanding shares of common stock.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The President and Vice President of the Company, who together owns 85.402% of the company, personally own 4 of the 5 properties that the Company uses for business purposes related to millwork and cabinet manufacturing. The Company has four separate lease agreements with Mr. Sidney Garman and Mrs. Valerie Garman, the Vice President and President of the Company. The first property is the 5425 Datha Avenue, Charlotte, NC 28269 property. This is a 1 year lease, ending on December 31, 2009. The Company pays $11,880 annually for this space, monthly payments of $990. The second property is located at 3433 Durham Lane, Charlotte, NC 28269. This is a 1 year lease ending December 31, 2009. The Company pays $19,800 annually, with monthly payments totaling $1650. The third property is located at 7710 Bankhead Road, Denver, NC 28037. This is a 1 year lease, ending July 31, 2010. The Company pays $31,680 annually, monthly payments of $2,460. The fourth property is located at 15019 Beatties Ford Road, Huntersville, NC 28078. This was a 1 year lease, ending December 31, 2008 but the property was sold in August 2008. The annual rent was $31,680, monthly payments of $2,640. Each lease agreement calls for the Company to bear the cost of their own electric, water, gas, phone, and cable. Payment for each property is due at the first of the month.  The fifth property, which is not owned by the President or Vice President, is a lease agreement for 14241 Tribute Place Drive #106, Huntersville, NC 28078. This is a 15 month lease, ending January 14, 2010. The monthly rent for this lease is $970. Copies of the updated lease agreements are attached hereto as Exhibit 10.2, 10.3, 10.4, 10.5, and 10.6.

The property located at 14241 Tribute Place Drive #106, Huntersville, NC 28078 has Sharon Garman listed as a leaser. Sharon Garman is the mother of Sidney Garman. Due to the amount of travel required with our business, Management needed a person that can be called on in the event of an emergency to answer questions or deal with issues, the apartment complex required her to be named on the lease to legally give her any information necessary.

In 2006, the Company accepted a shareholder loan in the amount of $11,254. The loan was repaid in 2007. It was for monies advanced by Sidney and Valerie Garman to the Company to help fund expenses. There was no written agreement and the effects of imputed interest were immaterial to the financial statements taken as a whole.

Pursuant to a June 13, 2008 consulting agreement (Exhibit 10.1) the Issuer agreed to pay a sum of $50,000 to Greentree Financial Group, Inc. in exchange for financial consulting services relating to the Issuer becoming as a “public company.” To date, the Company has paid 3 installments of $10,000 and issued 1,000,000 shares the Company’s common stock to Greentree Financial Group, Inc.

Greentree Financial Group, Inc. is considered a “related person” because they are a security holder covered by Item 403(a) of SEC Regulation S-B since they are known to the Issuer to be the beneficial owner of more than five percent of our common stock.

Greentree Financial Group, Inc. acts as a financial consultant to the Issuer.  Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc.  Mr. Cottone and Mr. Bongiovanni share equal voting power over the investments of Greentree Financial Group, Inc.  Greentree Financial Group, Inc. received 1,000,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form S-1 registration statement and the prospectus included herein, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. A copy of our consulting agreement with Greentree Financial Group, Inc. is attached hereto as Exhibit 10.1.

 DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The North Carolina Business Corporation Act (the “NC Act”) permits a North Carolina corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The Company’s Articles of Incorporation provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the NC Act. The indemnification provided by the NC Act and the Company’s Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

 TRANSFER AGENT

GUARDIAN REGISTRAR & TRANSFER INC.
7951 S.W. 6th Street
Suite 216
Plantation, FL 33324
Tel: (954) 915-0105
Fax: (954) 449-0582

ITEM 1.  FINANCIAL STATEMENTS

INDEX TO GARMAN CABINET AND MILLWORK, INC. FINANCIAL STATEMENTS

Garman Cabinet and Millwork, Inc.                                                                                                                                    Page

Balance Sheets                                                                                                                                                                        19

Statements of Operations                                                                                                                                                      20

Statements of Cash Flows                                                                                                                                                      21

Notes to Financial Statements                                                                                                                                               22

GARMAN CABINET & MILLWORK, INC.
BALANCE SHEETS
AS OF JUNE 30, 2009 AND DECEMBER 31, 2008

ASSETS	(unaudited)	(unaudited)
	6/30/2009	12/31/2008
CURRENT ASSETS:
Cash	$8,907	$29,432
Prepaid expenses	-	66,667
Employee advances	-	5,100
TOTAL CURRENT ASSETS	8,907	101,199

FIXED ASSETS:
Machinery and equipment	29,708	29,708
Vehicles	47,351	47,351
Accumulated depreciation	(38,881)	(36,325)
TOTAL FIXED ASSETS	38,179	40,734

Security deposits	1,545	1,545

TOTAL ASSETS	$48,631	$143,478

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$64,288	$25,005
Current portion of bank note payable	120,949	107,439
TOTAL CURRENT LIABILITIES	185,237	132,444

LONG-TERM LIABILITIES
Bank note payable	-	-
TOTAL LONG-TERM LIABILITIES	-	-

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock ($.0001 par value, 100,000,000 shares authorized; 11,709,300 shares issued and outstanding)	11,709	11,709
Additional paid in capital	169,221	169,221
Retained deficit	(317,536)	(169,896)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(136,606)	11,034

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$48,631	$143,478

The accompanying notes are an integral part of these financial statements.

GARMAN CABINET & MILLWORK, INC.
STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2009 AND 2008

	Three Months			Six Months
	Ended June 30,			Ended June 30,
	2009	2008		2009	2008
REVENUES:
Sales	$173,761		$273,117	$244,524		$591,421
Cost of sales	(95,874)		(149,964)	(135,501)		(326,547)
Gross profit	77,887		123,153	109,023		264,874

EXPENSES:
Selling, general and administrative expenses	156,681		144,366	253,453		291,472
Total expenses	156,681		144,366	253,453		291,472

(Loss) from operations	$(78,794)		$(21,213)	$(144,430)		$(26,598)

Interest expense	(2,012)		(1,265)	(3,210)		(2,451)

(Loss) before income taxes	(80,806)		(22,478)	(147,640)		(29,049)

Provision for income taxes	-		-	-		-

NET (LOSS)	$(80,806)		$(22,478)	$(147,640)		$(29,049)

Basic and fully diluted net (loss) per common share	$(0.01)	$	**	$(0.01)	$	**

Weighted average common shares outstanding	11,709,300		10,854,650	11,709,300		10,854,650

** less than $.01 per share.

The accompanying notes are an integral part of these financial statements.

GARMAN CABINET & MILLWORK, INC.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2009 and 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(147,640)	$(29,049)
Adjustments to reconcile net (loss) to net cash provided by (used in) operations:
Depreciation	2,556	2,556
(Increase) decrease in operating assets
Prepaid expenses	66,667	-
Employee advances	5,100	(5,100)
Increase (decrease) in operating liabilities
Accounts payable	39,283	36,448
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(34,034)	4,855

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from bank note payable	13,510	3,574
NET CASH PROVIDED BY FINANCING ACTIVITIES	13,510	3,574

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(20,524)	8,429

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE PERIOD	29,432	13,774

END OF THE PERIOD	$8,908	$22,203

The accompanying notes are an integral part of these financial statements.

GARMAN CABINET & MILLWORK, INC.
NOTES TO FINANCIAL STATEMENTS
For the Three and Six Months Ended June 30, 2009 and 2008

NOTE 1                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Garman Cabinet & Millwork, Inc., (the “Company”) is a North Carolina corporation that installs architectural woodwork mainly in and around the Charlotte, North Carolina area. The Company was incorporated in the State of North Carolina on December 10, 1998.

Basis of Presentation
The financial statements include the accounts of Garman Cabinet & Millwork, Inc. and its wholly owned subsidiaries under the accrual basis of accounting. All intercompany accounts and transactions have been eliminated.

Management’s Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Deferred Taxes
Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments
The Company’s financial instruments are cash, employee advances, security deposits and accounts payable. The recorded values of cash and payables approximate their fair values based on their short-term nature.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition – Revenue is recognized when architectural woodwork services are completed provided collection from the customer of the resulting receivable is probable.

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss Per Share - The Company reports loss per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share. There were no common stock equivalents necessary for the computation of diluted loss per share.

Long-Lived Assets - In accordance with SFAS No. 144, the Company reviews and evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, including those noted above, the Company compares the assets’ carrying amounts against the estimated undiscounted cash flows to be generated by those assets over their estimated useful lives. If the carrying amounts are greater than the undiscounted cash flows, the fair values of those assets are estimated by discounting the projected cash flows. Any excess of the carrying amounts over the fair values are recorded as impairments in that fiscal period.

Property and Equipment - Property and equipment is stated at cost. Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment remaining from three to seven years.

When assets are sold or retired, their costs and accumulated deprecation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

The Company recognizes an impairment loss on property and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

Risk and Uncertainties - The Company is subject to risks common to companies in the service industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel.

Share-Based Payments - The Company accounts for share-based compensation using the fair value method of Financial Accounting Standard No. 123R. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable. The Company accounts for options and warrants under the same authoritative guidance using the Black-Scholes Option Pricing Model.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs.

GARMAN CABINET & MILLWORK, INC.
NOTES TO FINANCIAL STATEMENTS
For the Three and Six Months Ended June 30, 2009 and 2008

NOTE 1                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES CONTINUED

Recent Accounting Pronouncements - In May 2008, FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”). FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon either mandatory or optional conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, “Accounting for Convertible Debt and Debt issued with Stock Purchase Warrants.”  Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. We will adopt FSP APB 14-1 beginning in the first quarter of 2009, and this standard must be applied on a retrospective basis. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In April 2008, the FASB issued FSP No. 142-3, “Determination of the Useful Life of Intangible Assets” (“FSP 142-3”). FSP 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

Recent Accounting Pronouncements (cont.) - In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of non-governmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the FASB issued FASB Statement No. 161 ("SFAS 161"), "Disclosures about Derivative Instruments and Hedging Activities". SFAS 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 160, “Noncontrolling Interests in Financial Statements - An amendment of ARB No. 51”.SFAS 160 requires companies with noncontrolling interests to disclose such interests clearly as a portion of equity but separate from the parent’s equity.  The noncontrolling interest’s portion of net income must also be clearly presented on the Income Statement.  SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141,(revised 2007), “Business Combinations”.  SFAS 141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisitions where the acquirer gains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved.  SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008.  The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

NOTE 2                      INCOME TAXES

At June 30, 2009, the Company had federal and state net operating loss carry forwards of approximately $317,000 that expire in various years through the year 2022.

Due to operating losses, there is no provision for current federal or state income taxes for the three and six months ended June 30, 2009 and 2008.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at June 30, 2009 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $123,000 less a valuation allowance in the amount of approximately $123,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $76,000 and $21,000 for the six months ended June 30, 2009 and 2008, respectively.

The Company’s total deferred tax asset as of June 30, 2009 is as follows:

Net operating loss carry forwards                                                   $  123,000
Valuation allowance                                                                           (123,000)

Net deferred tax asset                                                                       $      --

The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the six months ended June 30, 2009 and 2008 is as follows:

Income tax computed at the federal statutory rate                              34%
Income tax computed at the state statutory rate                                   5%
Valuation allowance                                                                            (39%)

Total deferred tax asset                                                                           0%

NOTE 3                      CAPITAL STOCK

The Company is authorized to issue 100,000,000 common shares at $.0001 par value per share.

During the nine months ended September 30, 2008, the Company enacted a ten thousand for one forward stock split. The effects of this split are retroactively reflected in the financial statements as of the beginning of the period.

NOTE 4                      INCOME (LOSS) PER SHARE

Income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Basic and diluted income (loss) per share was the same for the six months ended June 30, 2009 and 2008.

NOTE 5                      SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the six months ended June 30, 2009 and 2008 are summarized as follows:

Cash paid during the period for interest and income taxes:

2009                                2008
Income Taxes                                 $     --                                 $    --
Interest                                           $ 1,198                               $2,451

NOTE 6                      GOING CONCERN AND UNCERTAINTY

The Company has suffered recent losses from operations since inception. In addition, the Company has recently generated a negative internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

GARMAN CABINET & MILLWORK, INC.
NOTES TO FINANCIAL STATEMENTS
For the Three and Six Months Ended June 30, 2009 and 2008

NOTE 6                      GOING CONCERN AND UNCERTAINTY CONTINUED

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE 7                      LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company has four operating lease agreements at various rates with unrelated parties. The leases all expire in 2008 and, therefore, no future minimum lease commitment exists beyond one year.

The Company leases approximately 2,000 square feet of space for its corporate headquarter offices. The Company also leases three residences which are used for employee housing.

NOTE 8                      BANK LINE OF CREDIT PAYABLE

The Company has a bank line of credit payable to an unrelated banking institution bearing annual interest of 1% above the Wall Street Journal prime rate or 7% as of June, 2008, secured by machinery and equipment with a net book value of approximately $38,179 at June 30, 2009. The bank line of credit was originally for $125,000 in maximum borrowings available and consists of no specific monthly payments of principal and interest due to the nature of the line. The principal maturity was originally November, 2008 but the line of credit was extended for an additional one year. The line of credit is dated November 2, 2007 and is guaranteed by two of the Company’s officers and directors.

Principal maturities of the bank note payable as of June 30, 2009 for the next five years and thereafter are as follows:

2009                                           $   120,949
Total                                           $   120,949

GARMAN CABINET & MILLWORK, INC.
YEAR ENDED DECEMBER 31, 2008 and 2007
INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM                     26

BALANCE SHEETS                                                                                                      27

STATEMENTS OF OPERATIONS 28

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)                                      29

STATEMENTS OF CASH FLOWS 30

NOTES TO FINANCIAL STATEMENTS                                                                     31

TRACI J. ANDERSON, CPA

TRACI J. ANDERSON

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors: Garman Cabinet & Millwork, Inc.

I have audited the balance sheet of Garman Cabinet & Millwork, Inc. as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity, and cash flows for the two years ended December 31, 2008. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audits.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, I express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garman Cabinet & Millwork, Inc. as of December 31, 2008 and December 31, 2007 and the results of its operations and its cash flows for the two years ended December 31, 2008 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring losses and has a recent negative internal cash flow from business operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Traci J. Anderson
Traci J. Anderson, CPA
Huntersville, North Carolina
April 6, 2009
14026 CINNABAR PLACE
HUNTERSVILLE, NC 28078
PHONE: 704/904-0062
FAX: 704/948-3885
MEMBER OF AICPA AND PCAOB

GARMAN CABINET & MILLWORK, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2008 AND 2007

ASSETS	(Audited)	(Audited)
	12/31/2008	12/31/2007
CURRENT ASSETS:
Cash	$29,432	$13,774
Prepaid expenses	66,667	-
Employee advances	5,100	5,100
TOTAL CURRENT ASSETS	101,199	18,874

FIXED ASSETS:
Machinery and equipment	29,708	29,060
Vehicles	47,351	47,351
Accumulated depreciation	(36,325)	(31,214)
TOTAL FIXED ASSETS	40,734	45,197

Security deposits	1,545	-

TOTAL ASSETS	$143,478	$64,071

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$25,005	$10,000
Current portion of bank note payable	107,439	103,737
TOTAL CURRENT LIABILITIES	132,444	113,737

LONG-TERM LIABILITIES
Bank note payable	-	-
TOTAL LONG-TERM LIABILITIES	-	-

STOCKHOLDERS' DEFICIT
Common stock ($.0001 par value, 100,000,000 shares authorized; 11,709,300 and 10,000,000 shares issued and outstanding at December 31, 2008 and 2007, respectively)	11,709	1,000
Additional paid in capital	169,221	-
Retained deficit	(169,896)	(50,666)
TOTAL STOCKHOLDERS' DEFICIT	11,034	(49,666)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$143,478	$64,071

The accompanying notes are an integral part of these financial statements

GARMAN CABINET & MILLWORK, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	For the Years
	Ended December 31,
	2008	2007
REVENUES:
Sales	$1,055,710	$1,205,928
Cost of sales	(611,092)	(696,338)
Gross profit	444,618	509,590

EXPENSES:
Selling, general and administrative expenses	556,546	646,184
Total expenses	556,546	646,184

(Loss) from operations	$(111,928)	$(136,594)

Interest expense	(7,302)	-

(Loss) before income taxes	(119,230)	(136,594)

Provision for income taxes	-	-

NET (LOSS)	$(119,230)	$(136,594)

Basic and fully diluted net (loss) per common share	$(0.01)	$(0.01)

Weighted average common shares outstanding	10,854,650	10,000,000

The accompanying notes are an integral part of these financial statements

GARMAN CABINET & MILLWORK, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

			Additional
	Common Stock		Paid-in	Retained
	Shares	Amount	Capital	Deficit

Balances, December 31, 2006	10,000,000	$10,000	$-	$85,928

Net income for the year ended December 31, 2007	-	-	-	(136,594)

Balances, December 31, 2007	10,000,000	$10,000	$-	$(50,666)

Issuance of common stock to accredited investors	709,300	709	70,221	-

Issuance of common stock to service provider	1,000,000	1,000	99,000	-

Net (loss) for the year ended December 31, 2008	-	-	-	(119,230)

Balances, December 31, 2008	11,709,300	$11,709	$169,221	$(169,896)

* Common stock amount and shares have been retroactively restated herein for the ten thousand for one forward split.

The accompanying notes are an integral part of these financial statements

GARMAN CABINET & MILLWORK, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(119,230)	$(136,594)
Adjustments to reconcile net loss to net cash (used in) operations:
Depreciation	5,111	5,111
Forward split adjustment to par value	9,000	-
(Increase) decrease in operating assets	(66,667)
Value for common stock issued for services	100,000	-
Employee advances	-	(5,100)
Increase (decrease) in operating liabilities
Accounts payable	15,005	10,000
NET CASH (USED IN) OPERATING ACTIVITIES	(56,781)	(126,583)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	(648)	-
NET CASH (USED IN) INVESTING ACTIVITIES	(648)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayment of) shareholder loans payable	-	(11,254)
Issuance of common stock to accredited investors	70,930	-
Refund (payment of) of security deposits	(1,545)	1,545
Borrowings from bank note payable	3,702	103,737
NET CASH PROVIDED BY FINANCING ACTIVITIES	73,087	94,028

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	15,658	(32,555)

CASH AND CASH EQUIVALENTS,
BEGINNING OF THE YEAR	13,774	46,329

END OF THE YEAR	$29,432	$13,774

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:

Common shares issued for prepaid consulting services	$100,000	$-

The accompanying notes are an integral part of these financial statements

GARMAN CABINET & MILLWORK, INC.
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2008 and 2007

NOTE 1                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

Garman Cabinet & Millwork, Inc., (the “Company”) is a North Carolina corporation that installs architectural woodwork mainly in and around the Charlotte, North Carolina area. The Company was incorporated in the State of North Carolina on December 10, 1998.

Basis of Presentation
The financial statements include the accounts of Garman Cabinet & Millwork, Inc. and its wholly owned subsidiaries under the accrual basis of accounting. All intercompany accounts and transactions have been eliminated.

Management’s Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Deferred Taxes
Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carry forwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments
The Company’s financial instruments are cash, employee advances, security deposits and accounts payable. The recorded values of cash and payables approximate their fair values based on their short-term nature.

Cash and Cash Equivalents - For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition – Revenue is recognized when architectural woodwork services are completed provided collection from the customer of the resulting receivable is probable.

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Loss Per Share - The Company reports loss per share in accordance with Statement of Financial Accounting Standard (SFAS) No.128. This statement requires dual presentation of basic and diluted earnings (loss) with a reconciliation of the numerator and denominator of the loss per share computations. Basic earnings per share amounts are based on the weighted average shares of common outstanding. If applicable, diluted earnings per share would assume the conversion, exercise or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share. There were no common stock equivalents necessary for the computation of diluted loss per share.

Long-Lived Assets - In accordance with SFAS No. 144, the Company reviews and evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, including those noted above, the Company compares the assets’ carrying amounts against the estimated undiscounted cash flows to be generated by those assets over their estimated useful lives. If the carrying amounts are greater than the undiscounted cash flows, the fair values of those assets are estimated by discounting the projected cash flows. Any excess of the carrying amounts over the fair values are recorded as impairments in that fiscal period.

Property and Equipment - Property and equipment is stated at cost. Depreciation is provided by the straight-line method over the estimated economic life of the property and equipment remaining from three to seven years.

When assets are sold or retired, their costs and accumulated deprecation are eliminated from the accounts and any gain or loss resulting from their disposal is included in the statement of operations.

The Company recognizes an impairment loss on property and equipment when evidence, such as the sum of expected future cash flows (undiscounted and without interest charges), indicates that future operations will not produce sufficient revenue to cover the related future costs, including depreciation, and when the carrying amount of the asset cannot be realized through sale. Measurement of the impairment loss is based on the fair value of the assets.

Risk and Uncertainties - The Company is subject to risks common to companies in the service industry, including, but not limited to, litigation, development of new technological innovations and dependence on key personnel.

Share-Based Payments - The Company accounts for share-based compensation using the fair value method of Financial Accounting Standard No. 123R. Common shares issued for services rendered by a third party (both employees and non-employees) are recorded at the fair value of the shares issued or services rendered, whichever is more readily determinable. The Company accounts for options and warrants under the same authoritative guidance using the Black-Scholes Option Pricing Model.

Advertising Costs - Advertising costs are expensed as incurred. The Company does not incur any direct-response advertising costs.

GARMAN CABINET & MILLWORK, INC.
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2008 and 2007

NOTE 1                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements - In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. However, in February 2008, the FASB Staff Position No. 157-2 was issued, which delays the effective date of the requirements of SFAS 157 as to nonfinancial assets and nonfinancial liabilities except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The effective date has been deferred to fiscal years beginning after November 15, 2008 for these nonfinancial assets and liabilities. The Company’s adoption of SFAS 157 on January 1, 2008 did not have a material impact on its financial position, results of operations or cash flows during the year ended December 31, 2008. The Company does not expect the deferred portion of the adoption of SFAS 157 to have a material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”).  SFAS 141R establishes principles and requirements for how the acquirer in a business combination recognizes and measures in its financial statements the fair value of identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at the acquisition date. SFAS 141R determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of adopting SFAS 141R on its results of operations and financial condition and plans to adopt it as required in the first quarter of fiscal 2009.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Financial Statements” (“SFAS 160”), an amendment of Accounting Research Bulletin No. 51, “Financial Statements” (“ARB 51”).  SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Minority interests will be recharacterized as noncontrolling interests and will be reported as a component of equity separate from the parent’s equity, and purchases or sales of equity interests that do not result in a change in control will be accounted for as equity transactions. In addition, net income attributable to the noncontrolling interest will be included in net income on the face of the income statement and upon a loss of control, the interest sold, as well as any interest retained, will be recorded at fair value with any gain or loss recognized in earnings. This pronouncement is effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of adopting SFAS 160 on its results of operations and financial condition and plans to adopt it as required in the first quarter of fiscal 2009.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment to FASB Statement No. 133.” SFAS No. 161 is intended to improve financial standards for derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. Entities are required to provide enhanced disclosures about: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations; and (c) how derivative instruments and related hedged affect an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years beginning after November 15, 2008, with early adoption encouraged. The adoption of this statement, which is expected to occur in the first quarter of 2009, is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States. It is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts — an interpretation of FASB Statement No. 60.” SFAS No. 163 requires that an insurance enterprise recognize a claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also clarifies how Statement No. 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities, and requires expanded disclosures about financial guarantee insurance contracts. It is effective for financial statements issued for fiscal years beginning after December 15, 2008, except for some disclosures about the insurance enterprise’s risk-management activities. SFAS No. 163 requires that disclosures about the risk-management activities of the insurance enterprise be effective for the first period beginning after issuance. Except for those disclosures, earlier application is not permitted. The adoption of this statement is not expected to have a material effect on the Company’s financial statements

On May 9, 2008, the FASB issued FASB Staff Position (“FSP”) APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” FSP APB 14-1 clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants.” Additionally, FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB14-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. FSP APB 14-1 will be effective for the Company on January 1, 2009. The adoption of FSP APB 14-1 is not expected to have a material impact on the Company’s results of operations or its financial position.

On June 16, 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”, to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. FSP EITF 03-6-1 indicates that unvested share-based payment awards that contain rights to dividend payments

GARMAN CABINET & MILLWORK, INC.
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2008 and 2007

NOTE 1                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
should be included in earnings per share calculations. The guidance is effective for fiscal years beginning after December 15, 2008. FSP EITF 03-6-1 will be effective for the Company on January 1, 2009. The adoption of FSP EITF 03-6-1 is not expected to have a material impact on the Company’s results of operations or financial position.

In June 2008, the FASB issued EITF Issue 07-5 (EITF 07-5), “Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock.” EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of SFAS No. 133 “Accounting for Derivatives and Hedging Activities”, specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. EITF 07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the SFAS No. 133 paragraph 11(a) scope exception. EITF 07-5 will be effective for the Company on January 1, 2009. The adoption of EITF 07-5 is not expected to have a material impact on the Company’s financial statements.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (FSP 03-6-1). FSP 03-6-1 clarifies that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and are to be included in the computation of earnings per share under the two-class method described in SFAS No. 128, “Earnings Per Share”. This FSP will be effective for the Company on January 1, 2009 and requires that all prior-period earnings-per-share data that are presented be adjusted retrospectively. The Company does not expect FSP 03-6-1 to have a material impact on its earnings per share calculations.

In October 2008, the FASB issued FSP No. 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (FSP 157-3). FSP 157-3 clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. As it relates to the Company’s financial assets and liabilities recognized or disclosed at fair value in the Company’s financial statements on a recurring basis (at least annually), the adoption of FSP 157-3 did not have a material impact on the Company’s financials.

In November 2008, the EITF reached consensus on Issue No. 08-6, “Equity Method Investment Accounting Considerations” (EITF 08-6), which clarifies the accounting for certain transactions and impairment considerations involving equity method investments. The intent of EITF 08-6 is to provide guidance on (i) determining the initial carrying value of an equity method investment, (ii) performing an impairment assessment of an underlying indefinite-lived intangible asset of an equity method investment, (iii) accounting for an equity method investee’s issuance of shares, and (iv) accounting for a change in an investment from the equity method to the cost method. EITF 08-6 is effective for the Company’s year beginning January 1, 2009 and is to be applied prospectively. The adoption of Issue No. 08-6 is not expected to have a material impact on the Company’s financial position or results of operations.

In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) About Transfers of Financial Assets and Interest in Variable Interest Entities” (FSP 140-4). FSP 140-4 requires additional disclosure about transfers of financial assets and an enterprise’s involvement with variable interest entities. FSP 140-4 was effective for the first reporting period ending after December 15, 2008. The adoption of FSP 140-4 did not have any impact on the Company’s financial statements.

In December 2008, the FASB issued FSP No.132 (R)-1, “Employers’ Disclosures about Pensions and Other Postretirement Benefits” (FSP 132R-1). FSP 132R-1 requires enhanced disclosures about the plan assets of a Company’s defined benefit pension and other postretirement plans. The enhanced disclosures required by this FSP are intended to provide users of financial statements with a greater understanding of: (1) how investment allocation decisions are made, including the factors that are pertinent to an understanding of investment policies and strategies; (2) the major categories of plan assets; (3) the inputs and valuation techniques used to measure the fair value of plan assets; (4) the effect of fair value measurements using significant unobservable inputs (Level 3) on changes in plan assets for the period; and (5) significant concentrations of risk within plan assets. This FSP will be effective for the Company’s year beginning January 1, 2009 and is not expected to have a material impact on its financial statements.

NOTE 2                      INCOME TAXES

At December 31, 2008 the Company had federal and state net operating loss carry forwards of approximately $170,000 that expire in various years through the year 2022.

Due to operating losses, there is no provision for current federal or state income taxes for the years ended December 31, 2008 and 2007.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for federal and state income tax purposes.

The Company’s deferred tax asset at December 31, 2008 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $68,000 less a valuation allowance in the amount of approximately $68,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance. The valuation allowance increased by approximately $48,000 and $14,000 for the years ended December 31, 2008 and 2007, respectively.

The Company’s total deferred tax asset as of December 31, 2008 is as follows:

Net operating loss carry forwards                                                    $   68,000
Valuation allowance                                                                               (68,000)

Net deferred tax asset                                                                                                     $           --
                    ========

GARMAN CABINET & MILLWORK, INC.
NOTES TO FINANCIAL STATEMENTS
For the Years Ended December 31, 2008 and 2007

NOTE 2                      INCOME TAXES CONTINUED

The reconciliation of income taxes computed at the federal and state statutory income tax rate to total income taxes for the years ended December 31, 2008 and 2007 is as follows:

Income tax computed at the federal statutory rate                                      34%
Income tax computed at the state statutory rate                                             5%
Valuation allowance                                                                                     (39%)

Total deferred tax asset                                                                                    0%

NOTE 3                      CAPITAL STOCK
The Company is authorized to issue 100,000,000 common shares at $.0001 par value per share.

During the year ended December 31, 2008, the Company enacted a ten thousand for one forward stock split. The effects of this split are retroactively reflected in the financial statements as of the beginning of the period.

During the year ended December 31, 2008, the Company issued 1,709,300 common shares in exchange for $70,930 and $100,000 in cash collections and services received, respectively, from the sale thereof pursuant to private placements to accredited investors made under Regulation 504.

NOTE 4                      INCOME (LOSS) PER SHARE
Income (loss) per share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding during the period. Basic and diluted income (loss) per share was the same for the years ended December 31, 2008 and 2007.

NOTE 5                      SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the years ended December 31, 2008 and 2007 are summarized as follows:

Cash paid during the period for interest and income taxes:

2008                                2007
Income Taxes                                                  $   --                                $  --
Interest                                                             $7,302                           $  --

NOTE 6                      GOING CONCERN AND UNCERTAINTY

The Company has suffered recent losses from operations since inception. In addition, the Company has recently generated a negative internal cash flow from its business operations. These factors raise substantial doubt as to the ability of the Company to continue as a going concern.

Management’s plans with regard to these matters encompass the following actions: 1) obtain funding from new investors to alleviate the Company’s working deficiency, and 2) implement a plan to generate sales. The Company’s continued existence is dependent upon its ability to resolve it liquidity problems and increase profitability in its current business operations. However, the outcome of management’s plans cannot be ascertained with any degree of certainty. The accompanying financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE 7                      LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company has four operating lease agreements at various rates with unrelated parties. The leases all expire in 2008 and, therefore, no future minimum lease commitment exists beyond one year.

The Company leases approximately 2,000 square feet of space for its corporate headquarter offices. The Company also leases three residences which are used for employee housing.

NOTE 8                      BANK LINE OF CREDIT PAYABLE

The Company has a bank line of credit payable to an unrelated banking institution bearing annual interest of 1% above the Wall Street Journal prime rate or 7% as of December, 2008, secured by machinery, equipment and accounts receivable with a net book value of approximately $40,734 at December 31, 2008. The bank line of credit was originally for $125,000 in maximum borrowings available and consists of no specific monthly payments of principal and interest due to the nature of the line. The principal maturity was originally November, 2008 but the line of credit was extended for an additional one year. The line of credit is dated November 2, 2007 and is guaranteed by two of the Company’s officers and directors.

Principal maturities of the bank note payable as of December 31, 2008 for the next five years and thereafter are as follows:

2009                                           $   107,439
Total                                           $   107,439

PROSPECTUS

Garman Cabinet & Millwork, Inc.

809,300 Shares of Common Stock

No person is authorized to give any information or to make any representation other than those contained in this prospectus, and if made, such information or representation must not be relied upon as having been given or authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus or an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The delivery of this prospectus shall not, under any circumstances, create any implication that there have been no changes in the affairs of the company since the date of this prospectus. However, in the event of a material change, this prospectus will be amended or supplemented accordingly.

Until [                      ], 2009, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. The Company will pay all expenses in connection with this offering.

Commission Registration Fee	$3.15
Printing and Engraving Expenses	$1000.00
Accounting Fees and Expenses	$15,000.00
Legal Fees and Expenses	$25,000.00
Miscellaneous	$123,996.85
TOTAL	$165,000.00

INDEMNIFICATION OF DIRECTORS AND OFFICERS

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

The North Carolina Business Corporation Act (the “NC Act”) permits a North Carolina corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. The Company’s Articles of Incorporation provide that the Company shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the NC Act. The indemnification provided by the NC Act and the Company’s Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense. The Company may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Issuances of Unregistered Securities

During the past three years the registrant has issued the following securities without registration under the Securities Act of 1933, as amended:

On September 22, 2008, we issued 1,000,000 common shares to Greentree Financial Group, Inc. for professional services in connection with preparing this registration statement, EDGAR services, selecting an independent transfer agent and advisement on blue sky issues. These shares are valued at $.10 per share, yielding an aggregate expense of $100,000 that will be included in our financial statements during fiscal 2008. We will also pay Greentree Financial Group, Inc. $50,000 cash for these services. As of the date of this registration statement, $20,000 has already been paid. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 1,000 common shares each to Donald A. Bello, Anita M. Bello, Patricia Bello, Tonya S. Martin, and James Frost at $0.10 per share for a total of $100 from each investor and an aggregate of $400. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 1,500 common shares each to Michael & Melinda Carneal, Michael Raynor, and Brenda Raynor at $0.10 per share for a total of $150 from each investor and an aggregate of $400. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 2,000 common shares each to Billy L. Clark, Michele Bennett, and David J. Kubicki at $0.10 per share for a total of $200 from each investor and an aggregate of $600. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 2,500 common shares to Amanda L. Russell at $0.10 per share for an aggregate price of $250.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 3,000 common shares each to David Stroupe and Jacqueline M. David at $0.10 per share for a total of $300 from each investor and an aggregate of $600. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 3,500 common shares to Aubrey B. Rohaley at $0.10 per share for an aggregate price of $350.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 5,000 common shares each to Raymond Roth, Richard Hilyard, Sara Smith, and Scott J. Garman at $0.10 per share for a total of $500 from each investor and an aggregate of $2,000. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 5,200 common shares to Malcolm Miller at $0.10 per share for an aggregate price of $520.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 10,000 common shares each to Donald Rohaley, John Tessler, Nicole D. Garman, Lester G, Henderson, Donna C. Henderson, Devin J. Garman, Douglas E. Darnell, Christopher Howell, and Ben Joseph Mulligan at $0.10 per share for a total of $1,000 from each investor and an aggregate of $9,000. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 15,000 common shares each to Denesha S. Garman, Sean J. Garman, and Peter A. Putukian at $0.10 per share for a total of $1,500 from each investor and an aggregate of $4,500. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 20,000 common shares each to James Nester and Spencer Richard Garman at $0.10 per share for a total of $2,000 from each investor and an aggregate of $4,000. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 30,000 common shares to Seth R. Garman at $0.10 per share for an aggregate price of $3,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 30,600 common shares to Andy Foust at $0.10 per share for an aggregate price of $3,060.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 40,000 common shares each to John Paul Leonardos, Melinda Q. Russell, and Laura Q. Kent at $0.10 per share for a total of $4,000 from each investor and an aggregate of $12,000. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

During 2008, we issued 50,000 common shares each to George B. Roth and Scott & Melissa Garman, at $0.10 per share for a total of $5,000 from each investor and an aggregate of $10,000. We used the proceeds from these offerings for working capital purposes. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made these offerings based on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree in each offering, (3) each offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offerees were sophisticated investors very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 51,000 common shares to Nellie K. Roth at $0.10 per share for an aggregate price of $5,100.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

In 2008, we issued 150,000 common shares to David Allen Current at $0.10 per share for an aggregate price of $15,000.  We used the proceeds from these offerings for working capital purposes.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Also in 2008, we issued 5,100,000 common shares to Valerie Garman for her services to the Company as President.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Also in 2008, we issued 4,900,000 common shares to Sidney Garman for his services to the Company as Vice-President.  We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

Exhibits

3.1           Articles of Incorporation *
3.2           Amendments to the Articles of Incorporation *
3.3           Bylaws *
5.1           Opinion re Legality
10.1           Consulting Agreement with Greentree Financial Group, Inc. *
10.2           Lease Agreement Durham Lane Address
10.3           Lease Agreement Datha Avenue Address
10.4           Lease Agreement Bankhead Road Address
10.5           Lease Agreement Tribute Place Address
10.6           Lease Agreement Beatties Ford Road Address
14.1           Code of Ethics *
23.1           Consent of Registered Certified Public Accountants
23.2	Consent of Legal Counsel (included in Exhibit 5.1 hereto)

*Previously Filed with the SEC on February 19, 2009

UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B (230.430B of this chapter):

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Cornelius, State of North Carolina, on August 26, 2009.

Garman Cabinet & Millwork, Inc.

Date: August 26, 2009	By:		/s/ Valerie A. Garman
	Name:		Valerie A. Garman
	Title:	Ch	President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:                      August 26, 2009

By:     /s/ Sidney L. Garman
           Sidney L. Garman
           Vice President/Principal Accounting Officer, Principal Financial Officer

Date:                      August 26, 2009

By:     /s/ Valerie A. Garman
Valerie A. Garman
President, Director, and Principal Executive Officer

Index to Exhibits

3.1           Articles of Incorporation *
3.2           Amendments to the Articles of Incorporation *
3.3           Bylaws *
5.1           Opinion re Legality
10.1         Consulting Agreement with Greentree Financial Group, Inc. *
10.2         Lease Agreement Durham Lane Address *
10.3         Lease Agreement Datha Avenue Address *
10.4         Lease Agreement Bankhead Road Address *
10.5         Lease Agreement Tribute Place Address *
10.6         Lease Agreement Beatties Ford Road Address *
14.1         Code of Ethics *
23.1         Consent of Registered Certified Public Accountants
23.3	Consent of Legal Counsel (included in Exhibit 5.1 hereto)

*Previously Filed with the SEC on February 19, 2009